UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2008
WYNDSTORM CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	0-19705	13-3469932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2236 Cathedral Avenue, Washington, D.C.		20008
(Address of principal executive offices)		(Zip Code)
Registrants telephone number, including area code		(202) 491 4550
PACKETPORT.COM, Inc
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2008, the Registrant amended its Articles of Incorporation, pursuant to which it changed its name from Packetport.com, Inc. to Wyndstorm Corporation.  The text of such amendment is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Effective May 5, 2008, the Registrant will be trading as WYND/OTC.BB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDSTORM CORPORATION
(Registrant)
Date	May 5, 2008	/s/ Thomas Kerns McKnight
(Signature)
Thomas Kerns McKnight
Secretary, Treasurer and General Counsel